EXHIBIT 4.3

                                                       	Option to Purchase
                                                            	_______ Units



                                	FORM OF
	                        INFOSAFE SYSTEMS, INC.
                         	Unit Purchase Option
                      	Dated:  February 18, 1997


          THIS CERTIFIES THAT D.H. Blair Investment Banking Corp. (herein sometimes called the "Holder") is entitled to purchase from Infosafe Systems, Inc., a Delaware corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to_______________ (_______) Units ("Units"), each
Unit consisting of _______ units identical to those sold by the Company in its initial public offering ("IPO") in January 1995 ("IPO Unit"), each IPO Unit consisting of one share of Class A Common Stock, $.01 par value ("Common Stock") of the Company, one Class A Warrant ("Class A Warrant") and one Class B Warrant ("Class B Warrant"). Each Class A Warrant is exercisable to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50 from January 18, 1995 until __________, 2002, and each
Class B Warrant is exercisable to purchase one share of Common Stock at an exercise price of $8.75 until ___________, 2002. The Class A Warrants and Class B Warrants are herein collectively referred to as the "Warrants."

          This Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase Units, subject to adjustment in accordance with Section 8 of this Option (the "Option Units"), was originally issued pursuant to an agency agreement between the Company and D.H. Blair Investment Banking Corp., as placement agent (the "Placement Agent") in connection with a private placement (the "Offering") of up to one hundred Units (the "Private Units") through the Placement Agent in consideration for $__________ received for the Options.


          Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to the option herein granted (the "Option") shall bear the same terms and conditions as described under the caption "Description of Securities" in the Confidential Term Sheet dated February 10, 1997, and the Exhibits thereto (the "Term Sheet") and the Warrants shall be governed by the terms of the Warrant Agreement dated as of February 10, 1997 executed in connection with the Offering (the "Warrant Agreement"), and except that (i) the holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Option, the Common Stock and the Warrants included in the Option Units, and the shares of Common Stock underlying the Warrants, as more fully described in Section 6 of this Option and (ii) the Warrants issuable upon exercise of the Option will not be subject to redemption by the Company. The Company will list the Option Units, the Common Stock and the Warrants underlying this Option on the Nasdaq National Market, the Nasdaq Small Cap Market or such other exchange or market as the IPO Units, Common Stock or Warrants may then be listed or quoted. In the event of any extension of the expiration date or reduction of the exercise price of the Warrants, the same changes to the Warrants included in the Option Units shall be simultaneously effected.

          1.	The rights represented by this Option shall be
exercised at the prices, subject to adjustment in accordance with
Section 8 of this Option ("the "Exercise Price"), and during the periods as follows:

                  (a)	Between ____________, 1997 and February
              ___, 2002 inclusive, the Holder shall have the option to purchase Option Units hereunder at a price of $50,000 per Unit. For purposes of the adjustments under Section 8 hereof, the Per Share Exercise Price shall be deemed to be $50,000 subject to further adjustment as provided in such Section 8.

                  (b)	After February ___, 2002, the Holder shall
              have no right to purchase any Option Units hereunder.

          2.	(a)	The rights represented by this Option may be
exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price then in effect for the number of Option Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder as soon as practicable but not later than ten (10) days after the rights represented by this Option shall have been so exercised.


               (b)	At any time during the period above specified,
during which this Option may be exercised, the Holder may, at its option, exchange this Option, in whole or in part (an "Option Exchange"), into the number of Option Units determined in accordance with this Section (b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Units into which this Option is to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange
Date"). Certificates for the shares of Common Stock and Warrants issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the Option Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Units (rounded to the next highest integer) equal to
(x) the number of Option Units specified by the Holder in its Notice of Exchange up to the maximum number of Option Units subject to this option (the "Total Number") less (y) the number of Option Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall mean first, if there is a trading market as indicated in Subsection (i) below for the Units, such Fair Market Value of the Units and if there is no such trading market in the Units, then Fair Market Value shall have the meaning indicated in Subsections (ii) through (v) below for the aggregate value of all shares of Common Stock and Warrants which comprise a
Unit:

               (i)	If the Units are listed on a national
          securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of the Units on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (ii)	If the Common Stock or Warrants are listed on a
          national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap
          Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of Common Stock or Warrants, respectively, on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (iii)	If the Common Stock or Warrants are not so
          listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Common Stock or Warrants, respectively, for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

               (iv)	If the Common Stock is not so listed or
          admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company; or


               (v)	If the Warrants are not so listed or admitted
          to unlisted trading privileges, and bid and asked prices are not so reported for Warrants, then Fair Market Value for the Warrants shall be an amount equal to the difference between (i) the Fair Market Value of the shares of Common Stock and Warrants which may be received upon the exercise of the Warrants, as determined herein, and (ii) the Warrant Exercise Price.

          3.	Any transfer, sale or such assignment of this Option
shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in
Section 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Section 3 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Option Units as are purchasable hereunder.

          4.	The Company covenants and agrees that all shares of
Common Stock which may be issued as part of the Option Units purchased hereunder and the Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Option Units.

          5.	This Option shall not entitle the Holder to any
voting rights or any other rights, or subject to the Holder to any liabilities, as a stockholder of the Company.

          6.	(a)	The Company shall advise the Holder or its
transferee, whether the Holder holds the Option or has exercised the Option and holds Option Units or any of the securities underlying the Option Units, by written notice at least thirty (30) days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, and will for a period of seven years from the effective date of the Registration Statement, upon the request of the Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the Option, all or any of the Option Units, the Common Stock or Warrants included in the Option Units or the Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities").


              (b)	If the Placement Agent, D.H. Blair & Co., Inc.
or J. Morton Davis (each a "Holder" and together, the "Holders") shall give notice to the Company at any time to the effect that such holder desires to register under the Act this Option, the Option Units or any of the underlying securities contained in the Option Units under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, but no later than twenty days after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement on Form S-1 or such other form as the Holder requests pursuant to the Act, to the end that the Option, the Option Units and/or any of the securities underlying the Option Units may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on two occasions during the seven year period beginning ___, 1997. The Holder may, at its option request the registration of the Option and/or any of the securities underlying the Option in a registration statement made by the Company as contemplated by
Section 6(a) or in connection with a request made pursuant to this
Section 6(b) prior to acquisition of the Option Units issuable upon exercise of the Option and even though the Holder has not given notice of exercise of the Option. The Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Option, the Option Units as a unit, or separately as to the Common Stock and/or
Warrants included in the Option Units and/or the Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the Holder prior to or subsequent to the exercise of the Option.

         Within ten days after receiving any such notice pursuant to this Section 6(b), the Company shall give notice to the other holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Options of the other holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. In the event the registration statement is not filed within the period specified herein, the expiration date of this Option and the underlying Warrants shall be extended by an amount of time equal to the delay in filing, and in the event the registration statement is not declared effective under the Act prior to February __, 2004, the Company shall extend the expiration date of the Option and the underlying Warrants to a date not less than 90 days after the effective date of such registration statement. All costs and expenses of the first such post-effective amendment or new registration statement under this paragraph 6(b) shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. If the Company determines to include securities to be sold by it in any registration statement originally requested pursuant to this Section 6(b), such registration shall instead be deemed to have been a registration under Section 6(a) and not under this Section 6(b).


          The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof.

              (c)	Whenever pursuant to Section 6 a registration
statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company shall (i) supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, (ii) use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates, (iii) furnish indemnification in the manner provided in Section 7 hereof, (iv) notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not included an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein not misleading and (v) do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities, The Holder shall furnish appropriate information in connection therewith and indemnification as set forth in Section 7.

              (d)	The Company shall not permit the inclusion of
any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 6(b) hereof without the prior written consent of the Holder.

              (e)	The Company shall furnish to each Holder
participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if such registration includes an underwritten public offering, a "cold comfort" letter dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.


              (f)	The Company shall deliver promptly to each
Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonable necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to non-confidential books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

          7.	(a)	Whenever pursuant to Section 6 a registration
statement relating to the Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the Registrable Securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof.


              (b)	If requested by the Company prior to the filing
of any registration statement covering the Registrable Securities, each Distributing Holder will agree, severally but not jointly, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof; except that the maximum amount which may be recovered from the Distributing
Holder pursuant to this Section 7 or otherwise shall be limited to the amount of net proceeds received by the Distributing Holder from the sale of the Registrable Securities.

              (c)	Promptly after receipt by an indemnified party
under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7.

              (d)	In case any such action is brought against any
indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (8)	In addition to the provisions of Section 1(a) of
this Option, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Options shall be subject to adjustment from time to time upon the happening of certain events as follows:


              (a)	In case the Company shall (i) declare a
           dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.


              (b)	In case the Company shall fix a record date for
           the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than (i) the current market price of the Common Stock (as defined in Subsection (h) below) on the record date mentioned below, or (ii) the Exercise Price on a per share basis giving no value to the Warrants included in the Option Units (the
           "Per Share Exercise Price") on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise
           Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common
           Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

              (c)	In case the Company shall hereafter distribute
           to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.


               (d)	In case the Company shall issue shares of its
           Common Stock, (excluding shares issued (i) in any of the transactions described in Subsections (a), (b), (c) or
           (e) of this Section 8; (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 5% of the Company's Common Stock outstanding at the time of any issuance); (iii) upon exercise of options and warrants or upon conversion of convertible securities outstanding at February ___, 1997 and this Option; (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (v) in a bona fide public offering pursuant to a firm commitment underwriting; but only if no adjustment is required pursuant to any other specific subsection of this Section (8) (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than (i) the current market price per share, as defined in Subsection (h) below, on the date the Company fixes the offering price of such additional shares, or (ii) the Per Share Exercise Price, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common
           Stock which the aggregate consideration received, determined as provided in Subsection (g) below, for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received, determined as provided in Subsection (g) below, for the issuance of such additional shares would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.


              (e)	In case the Company shall issue any securities
           convertible into or exchangeable for its Common Stock, excluding securities issued in transactions described in Subsections (b) and (c) above, for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities, determined as provided in Subsection (g) below, less than (i) the current market price per share, as defined in Subsection (h) below, in effect immediately prior to the issuance of such securities, or (ii) the Per Share Exercise Price, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received, determined as provided in Subsection (g) below, for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, or (ii) in the event the Conversion Price is equal to or higher than the current market price per share but less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received, determined as provided in Subsection (g) below, for such securities would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

               (f)	Whenever the Exercise Price payable upon
           exercise of each Option is adjusted pursuant to Subsections (a), (b), (c), (d) or (e) above, (i) the number of shares of Common Stock included in an Option Unit shall simultaneously be adjusted by multiplying the number of shares of Common Stock included in Option Unit immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted and (ii) the number of shares of Common Stock or other securities issuable upon exercise of the Warrants included in the Option Units and the exercise price of such Warrants shall be adjusted in accordance with the applicable terms of the Warrant Agreement.

               (g)	For purposes of any computation respecting
           consideration received pursuant to Subsections (d) and
           (e) above, the following shall apply:

                   (A) in the case of the issuance of shares of
               Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                   (B)	in the case of the issuance of shares of
               Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and


                   (C) in the case of the issuance of securities
               convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (g).

              (h)	For the purpose of any computation under
          Subsections (b), (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange, including the Nasdaq National Market, on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange or market, the average of the highest reported bid and lowest reported asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

              (i)	No adjustment in the Exercise Price shall be
          required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (c)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this
          Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of this Option).


              (j)	Whenever the Exercise Price is adjusted, as
          herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Units issuable upon exercise of each Option and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
          Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

              (k)	In the event that at any time, as a result of
          an adjustment made pursuant to Subsection (a) above, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common
          Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i) inclusive above.

              (l)	In case any event shall occur as to which the
          other provisions of this Section 8 or Section 1(a) hereof are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles hereof then, in each such case, the Holders of Options representing the right to purchase a majority of the Option Units may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Options. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Option and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

          9.	This Agreement shall be governed by and in
accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, Infosafe Systems, Inc. has caused this Option to be signed by its duly authorized officers under its corporate seal, and this Option to be dated February ___, 1997.

                                  INFOSAFE SYSTEMS, INC.


                                  By: ____________________________
                                     	Authorized Officer
(Corporate Seal)
Attest:

__________________________





                            	PURCHASE FORM

           	(To be signed only upon exercise of option)

          The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, Units of Infosafe Systems, Inc., each Unit consisting of _______ IPO Units, each IPO Unit consisting of one (1) share of $.01 par value Class A Common Stock, one (1) Class A Warrant to purchase one share Series A of Common Stock and one (1) Class B Warrant, and one Class B Warrant and herewith makes payment of $_________ thereof.

Dated:	_________, ____.			Instructions for Registration of Stock and Warrants


                          ___________________________________________________
                          Print Name


                          ___________________________________________________
                          Address


                          ___________________________________________________
                          Signature






                            	OPTION EXCHANGE

          The undersigned, pursuant to the provisions of the foregoing Option, hereby elects to exchange its Option for _________ Units of Infosafe Systems, Inc., each Unit consisting of
_______ IPO Units, each IPO Unit consisting of one (1) share of $.01 par value Class A Common Stock, one (1) Class A Warrant to purchase one (1) share of Series A Common Stock and one (1)
Class B Warrant, and one (1) Class B Warrant, pursuant to the Option Exchange provisions of the Option.

Dated:	_____________, ____.


                               __________________________________________
                               Print Name


                               __________________________________________
                               Address


                               __________________________________________
                               Signature






                              	TRANSFER FORM

            	(To be signed only upon transfer of the Option)


          For value received, the undersigned hereby sells,
assigns, and transfers unto            the right to purchase Units
represented by the foregoing Option to the extent of _____ Units , and appoints _____________ attorney to transfer such rights on the books of _____________, with full power of substitution in the premises.


Dated:  _______________, ______     D.H. BLAIR INVESTMENT BANKING CORP.


                                    By:________________________________


                                       ________________________________
                                       Address

In the presence of: